Exhibit 21.1

SUBSIDIARIES OF SILICON GRAPHICS INTERNATIONAL CORP.

Silicon Graphics (Canada) Inc.

Silicon Graphics Limited (Canada)

Silicon Graphics International, LTD (Cayman Islands)

Silicon Graphics International Corp. (Delaware)

Silicon Graphics Federal, Inc. (Delaware)

SGI International, Inc. (Delaware)

Rackable Systems Limited (Ireland)

Rackable Asia Pacific Ltd. (Hong Kong)

Rackable Systems Holding Corp. (Delaware)

Rackable Systems Canada Acquisition ULC (Alberta)

Terrascale Technologies ULC (Alberta)

Rackable Systems Technology (Shanghai) Co., Ltd (PRC)

Rackable Systems Holding Corp. (Delaware)

Cray Foreign Sales Corporation Ltd. (Jamaica)

Silicon Graphics Pty Ltd. (Australia)

Silicon Graphics Computer Engineering & Technology (China) Co., Ltd (Beijing)

Silicon Graphics Limited (Hong Kong)

Silicon Graphics Systems (India) Limited

Silicon Graphics Sdn Bhd (Malaysia)

Silicon Graphics Limited (New Zealand)

Silicon Graphics Pte Ltd. (Singapore)

Korea Silicon Graphics Ltd (South Korea)

Silicon Graphics Limited (Taiwan)

Silicon Graphics SA/NV (Belgium)

Alias/Wavefront NV (Belgium)

Silicon Graphics s.r.o (Czech Republic)

Silicon Graphics A/S (Denmark)

Silicon Graphics SA (France)

Silicon Graphics GmbH (Germany)

Silicon Graphics AE (Greece)

Silicon Graphics Computer Systems Limited (Israel)

Silicon Graphics Biomedical (1995) Ltd. (Israel)

Cray Research Israel

Silicon Graphics SpA (Italy)

Silicon Graphics BV (Netherlands)

Silicon Graphics World Trade BV (Netherlands)

Silicon Graphics Europe Trade BV (Netherlands)

Silicon Graphics A/S (Norway)

Silicon Graphics (Pty) Ltd. (South Africa)

Silicon Graphics SA (Spain)

Silicon Graphics AB (Sweden)

Silicon Graphics S.A. (Switzerland)

Silicon Graphics Finance S.A. (Switzerland) - formerly Silicon Graphics Manufacturing S.A.

Silicon Graphics Trading Sarl (Switzerland)

Silicon Graphics Limited (UK)

Rackable Systems UK Limited (UK)

Silicon Graphics SA (Argentina)

Silicon Graphics Comercio E Servicos Limitada (Brazil)

Silicon Graphics SA (Chile)

Silicon Graphics S.A. de C.V. (Mexico)

Silicon Graphics SA (Venezuela)